UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 24, 2009

Viropro, Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-06718	13-3124057
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1806-300 Chemin des Sommets Montreal, Quebec, Canada	H3E 2B7
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (514) 731-8776

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SEC 873  (5-06)  Potential persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

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Item 5.01  Changes in Control of Registrant

On May 24, 2009, at the Shareholders Meeting, shareholders approved the change in control of the Company.

As mentioned in press releases dated February 6, 2009 and May 21, 2009, Intas Biopharmaceuticals Ltd (IBPL) of Ahmedabad India, through its wholly owned subsidiary, Biologics Process Development (BPD) of San Diego, California, agreed on December 31, 2008 to invest 1.18 million USD in Viropro Inc.

Accordingly, BPD will become a controlling shareholder of the Company, the Board of Directors also sought immediate approval of the Change in Control so the transition may proceed smoothly.

This proposal was approved by a vast majority of the voting shareholders.

Item 5.02  Election of Director

Pursuant to the abovementioned change in control, BPD has elected to name one member to the Board of Directors; Dr. Rajiv Datar.

Dr. Datar holds a PhD in Bioprocess Technology from the Royal Institute of Technology of Stockholm, Sweden and has conducted Post-Doctorate studies in Biochemical Engineering while attending the Massasuchetts Institute of Technology (MIT). He graduated as a Biochemist / Chemist from the University of Pune, India and has conducted Post-Graduate studies in Chemical Engineering at the University of Manchester, United Kingdom.

Dr. Datar possesses a wealth of varied experience extending over a period of 22 years in Biotechnology and Bio-Business in Senior Technical positions at major pharmaceutical facilities as well as Senior Management positions for publicly-traded or start-up biotech companies. Dr. Datar has gained hands-on knowledge and experience through the successful conclusion of business deals, collaborations (across institutions, companies and countries), public issues, in-licensing and out-licensing deals, raising capital, positioning and the sale of technologies/departments, takeovers and biotech start-up companies. Dr. Datar is also a member of several corporate Advisory Boards.

Members comprising the Board of Directors are Serge Beausoleil, President and Chief Executive Officer, Claude Gingras, Vice-President, Corporate Affairs, Emilio Binavince, Director and Dr. Rajiv Datar.

Item 5.03  Amendment to Articles of Incorporation

On May 24, 2009, at the Shareholders Meeting, shareholders approved an increase in the number of common shares that the Company is authorized to have issued and outstanding, i.e. 1,000,000,000.

With BPD becoming a controlling shareholder, the Board of Directors sought approval to increase the Authorized Capital of the Company to allow for the issuance of shares to BPD; it is expected there will be approximately 175,000,000 shares outstanding once all payments are received from BPD.

This proposal was approved by a vast majority of the voting shareholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Date: June 4, 2009

VIROPRO, INC.

/s/ Serge Beausoleil

Serge Beausoleil, President and Chief Executive Officer